FiscalNote Announces Fourth Quarter and Full Year 2022 Financial Results; Provides Outlook for FY 2023

Announces FY 2022 Results With GAAP Revenue at the Top End of Its Guidance Range

Expects Ongoing Revenue Momentum Throughout 2023 and Reiterates Adjusted EBITDA Profitability by the Fourth Quarter of 2023

WASHINGTON, D. C. – Tuesday, March 28, 2023 – FiscalNote Holdings, Inc. (NYSE: NOTE) (“FiscalNote” or the "Company"), a leading AI-driven enterprise SaaS technology provider of global policy and market intelligence, today announced financial results for the fourth quarter and fiscal year ended December 31, 2022.

The Company’s financial results demonstrate FiscalNote’s strong fundamentals with durable, ongoing revenue growth of 37% year-over-year in 2022 driven by its diversified blue chip customer base, strong net retention and expansion of its recurring revenue base, new logo acquisition and accretive strategic M&A that extends the Company’s value to existing and prospective customers in the government and enterprise markets, as well as high gross margins, which form the basis of its expected positive adjusted EBITDA by Q4 2023. The results also demonstrate the Company's leadership in delivering AI-enabled policy and market information that empowers organizations to mitigate risk and navigate their businesses in an increasingly complex global geopolitical and regulatory environment.

Fourth Quarter 2022 Financial Highlights

●
Revenue increased 29% to $31.4 million, compared to $24.5 million in Q4 2021. Non-GAAP adjusted revenue(1) was $31.5 million as compared to $25.7 million in the fourth quarter of 2021.
●
Gross profit was $23.1 million representing 73% gross margin, and non-GAAP adjusted gross profit was $25.6 million(1) representing 81% non-GAAP adjusted gross margin.(1)
●
GAAP net loss of $42.5 million. GAAP net loss for the quarter contains non-cash charges totaling $24.2 million, which includes $11.7 million related to the loss contingency recognized as a result of the previously-announced proposed terms of a lender arrangement(2), $5.8 million related to the mark-to-market of the public and private warrants liability the Company is required to fair value at each reporting date, and $6.7 million of incremental expense related to the accounting treatment of stock based compensation related to the Company's public listing.
●
Adjusted EBITDA(1) loss of $5.2 million.
●
Cash and cash equivalents of $61.2 million and approximately $94 million of additional debt capacity.* The Company continues to have sufficient capital to support its current growth plans, path to adjusted EBITDA profitability, and M&A opportunities, and does not require additional capital raises to achieve its plan.

Fourth Quarter 2022 Operational Metrics

●
Run-Rate Revenue(3) increased to $127 million as of December 31, 2022 inclusive of businesses acquired in 2022. Organic Run-Rate Revenue(3)(4) increased to $125 million as of year end, a 14% increase from $110 million as of December 31, 2021 on a pro forma basis.
●
Annual Recurring Revenue(3) (“ARR”) rose to $113 million at December 31, 2022 inclusive of businesses acquired in 2022, representing 14% growth over the prior year and approximately 90% of total revenue. Organic ARR(3) was $112 million as of December 31, 2022 compared to organic ARR of $98 million at December 31, 2021, representing a 15% growth rate on a pro forma basis.
●
Net Revenue Retention(3) was 101% in the fourth quarter, underscoring the Company’s ability to establish and maintain long-term recurring revenue relationships by serving as an essential, mission critical partner for customers across both the commercial and public sectors as well as the predictability and durability of the Company's business model.

Full Year 2022 Financial Highlights

●
Revenue increased 37% to $113.8 million, at the top end of the Company’s guidance range announced in November 2022, compared to $82.9 million in FY 2021. Non-GAAP adjusted revenue(1) was $115.7 million as compared to $85.7 million in 2021.
●
Gross profit was $81.8 million representing 72% gross margin, and non-GAAP adjusted gross profit(1) was $92.8 million representing 80% non-GAAP adjusted gross margin.(1)
●
GAAP net loss of $218.3 million. GAAP net loss for the year contains approximately $85.8 million of net non-cash items which are primarily associated with the Company's public listing on July 29, 2022, as detailed in the reconciliation of Adjusted EBITDA to GAAP net loss provided below. GAAP net loss for FY 2022 also includes a non-cash charge of $11.7 million related to the loss contingency recognized as a result of the previously-announced proposed terms of a lender arrangement(2).
●
Adjusted EBITDA(1) loss of $24.4 million.

Full Year 2023 Financial Outlook

FiscalNote provided guidance for full year 2023 as follows:

•
GAAP revenue of $136 to $141 million, representing 20% to 24% year over year growth inclusive of the Company’s recent acquisition of Dragonfly Eye, Ltd.
•
Total run-rate revenue(3)(5) of $148 million to $155 million representing growth of 17% to 22% over the prior year inclusive of the Company’s recent acquisition of Dragonfly Eye, Ltd. and growth of 10% to 16% over the prior year on an organic basis.
•
An adjusted EBITDA(1) loss of $8 million to $6 million for the year(6), marking an improvement of approximately 71% year-over-year.
•
FiscalNote reiterates that it expects to achieve positive Adjusted EBITDA in the fourth quarter of 2023 and ongoing positive adjusted EBITDA beyond this milestone.

FiscalNote provided guidance for the first quarter of 2023 as follows:

•
GAAP revenue of $31 to $32 million.
•
Adjusted EBITDA(1) loss of $7 to $6 million for the quarter, including higher Q1 seasonal public company costs. The Company has implemented cost actions over the past few months which, in combination with more normalized quarterly expenses, are expected to significantly reduce adjusted EBITDA loss starting in the second quarter, and enable the Company to become profitable on an Adjusted EBITDA basis in the fourth quarter of 2023.

“Last year was transformational for FiscalNote, and our results show significant momentum across our business. We are proving our model of building an enduring and resilient growth company with compounding subscription revenue growth, strong gross margins and, over time, an impressive free cash flow model. The basis of our strong fundamentals is driven by a combination of organic expansion and strategic, accretive M&A as well as an ongoing operational focus on our drive towards profitability. We are driving new levels of innovation across our business, combining AI and human intelligence to address our customers’ most pressing challenges in this growing market, particularly in light of our customers’ needs to respond to ongoing political and macroeconomic uncertainty. Whether it’s our ongoing AI innovation, new ESG products, or our recent acquisition of Dragonfly, we continue to deliver the data, intelligence, analysis, and workflows that our customers need to navigate and take action within the large and complex global political and regulatory environment,” said Tim Hwang, Chairman, CEO, and Co-founder, FiscalNote.

“This year, we will build on this momentum and deliver on our profitability goals as we scale our revenue, leverage the investments we’ve made in sales and marketing, drive ongoing efficiencies throughout our organization, and continue to seek strategic partnerships and AI collaborations - such as our new trusted partner role with OpenAI on ChatGPT announced last week - that add continued value for our customers, extend our competitive leadership, and create a more profitable enterprise. All of this positions us well to achieve our long term vision to become an enduring, multi-billion dollar, profitable leader in information services by empowering our customers with mission-critical insights and the tools to turn those insights into action,” Hwang added.

During 2022, FiscalNote continued to execute successfully on its strategy to lead its sector in global policy and market intelligence with several operational and business achievements, including:

●
Signed new logos and renewed or expanded relationships with leading U.S. and global brand leaders including American Express, Amgen, Boeing, CGI Group, Chevron, Convergent Energy & Power, Estée Lauder, InterContinental Hotels Group, Kimberly-Clark, L’Oréal, Mediacom, Moderna, Owens Corning, Teleflex, Uber and more.

●
Secured new public sector contract wins, expansions, and renewals of major departments and agencies across executive, legislative, and judicial branches of the U.S. Government - as well as international public sector institutions, such as the European Parliament, NATO, and the Korean National Assembly.
●
Unveiled a series of wide-ranging new customer agreements with some of the largest and most prominent trade associations, non-profits, and advocacy organizations across a large number of industries, demonstrating its market leadership position in Washington, D.C. and throughout the national advocacy and association sectors.
●
Expanded growth of the Company’s European business with the relaunch of EU Issue Tracker, which is used by hundreds of enterprises such as Intel, Nestlé, and PepsiCo, as well as regional organizations such as the European Automobile Manufacturers Association.
●
Completed the acquisitions of Aicel Technologies, an alternative data company based in Seoul, South Korea, and DT Global, a Vienna, Austria subscription-based market intelligence company. The Company also recently announced the acquisition of Dragonfly Eye Ltd, a UK-based provider of geopolitical and security intelligence data and analytics. These acquisitions expand the scope and diversity of the Company’s business geographically, provide new expansion opportunities in both the APAC and Europe markets, and enable FiscalNote to offer its customers additional data and analysis of macroeconomic, geopolitical, and security-related information.
●
Added new features, enhancements and additions to its proprietary AI technology stack including a full rebuild of the technology underpinning FiscalNote’s application; a modernized, refreshed user interface to make policy data and information easier to navigate, customize, organize, and take action on; a streamlined news feed; a unified search experience; refreshed workspaces; and new infrastructure to accelerate further innovation.

●
Launched the AI-powered FiscalNote ESG Solutions’ Equilibrium ESG360™ Benchmarking and Risk Intelligence platform, which uses AI to interpret data in real time and convert it into actionable insights for ESG leaders, enabling companies to have a holistic view of their ESG performance and perception across operations, suppliers, and competitors.
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Announced a technology integration between Asana, a leading work management platform, and the FiscalNote Equilibrium ESG platform to give customers one-click connection, decarbonization support, ESG disclosure and reporting, and curated ESG reporting playbooks from a single platform.
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Announced a strategic partnership with Korean consumer finance leader Shinhan Card, leveraging FiscalNote’s AI, alternative data, and Aicel Technologies and ESG Solutions offerings to provide customers with unique data sets to drive actionable results and power business decisions and outcomes.
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Amplified its Curate platform for civic intelligence and monitoring services by extending its state and local coverage to include hundreds of state boards across the U.S.
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Introduced Fireside State, the industry-leading, all-in-one constituent relationship management (CRM) SaaS platform specifically designed for lawmakers and staff at the State and Local levels of government, and also announced the first-of-its-kind integration of AI-powered Congressional speeches and transcripts into the core Fireside SaaS platform for customers.
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Secured three awards recognizing the Company’s SaaS leadership and innovation:
○
FiscalNote’s Curate platform for civic intelligence and monitoring was declared the winner of the “Best Data Innovation in a SaaS Product” category at the 2022 SaaS Awards. Curate was recognized as the winner due to the platform’s superior Natural Language Processing AI and its consistent positive customer feedback.
○
FiscalNote’s Equilibrium ESG platform was declared the winner of the “Best SaaS Product for CSR or Sustainability” category at the 2022 SaaS Awards. Equilibrium is an AI-powered platform which helps organizations unify, manage, and benchmark carbon, climate, and ESG data across their entire operations and supply chain.
○
FiscalNote was named one of “America’s Best Startup Employers” in a Forbes collaboration with market research company Statista, which evaluated 2,500 U.S. businesses for review using over 8 million data points, and recognized 500 companies.
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Published the inaugural overview of FiscalNote’s sustainability and social impact initiatives, which details the Company’s global sustainability and ESG efforts and illustrates its commitment to a more sustainable future.
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Completed its business combination with Duddell Street Acquisition Corp. and began trading under the ticker symbol “NOTE” on the New York Stock Exchange (NYSE) as the first and only publicly-traded, AI-driven enterprise technology company dedicated to global policy and market intelligence.

Additional information regarding the non-GAAP financial measures discussed in this release, including an explanation of these measures and how each is calculated, is included below under the heading “Non-GAAP Financial Measures.” A reconciliation of GAAP to non-GAAP financial measures has also been provided in the financial tables included below. Information regarding our key performance indicators is included below under “Key Performance Indicators.”

Quarterly Conference Call

FiscalNote will host a conference call today, Tuesday March 28, at 10:00 a.m. Eastern Time (U.S.) to review the Company’s financial results for the fourth quarter and year ended December 31, 2022. To access this call, dial 1 (888) 660-6510 for the U.S. or Canada, or 1 (929) 203-0882 for callers outside the U.S. or Canada with the conference ID 1271923. A live webcast of the conference call will be accessible from the Investor Relations section of FiscalNote’s website at https://investors.fiscalnote.com/, and a recording will be archived and accessible at https://investors.fiscalnote.com/. An audio replay of this conference call will also be available through April 28, 2023, 11:59pm ET, by dialing 1 (800) 770-2030 for the U.S. or Canada, or 1 (647) 362-9199 for callers outside the U.S. or Canada, and entering 1271923.

* In connection with its public listing, FiscalNote entered into a 5-year senior secured term loan of up to $250 million, including $150 million of committed financing at closing with an additional uncommitted accordion facility for $100 million, subject to certain conditions.

(1) Non-GAAP measure. Please see "Non-GAAP Financial Measures" in this earnings release for definitions and important disclosures regarding these financial measures, including reconciliations to the most directly comparable GAAP measure.

(2) Please refer to our Current Report on Form 8-K filed on January 27, 2023 for more information.

(3) “Run-Rate Revenue,” “Annual Recurring Revenue” or “ARR”, and “Net Revenue Retention” are key performance indicators (KPIs). Please see "Key Performance Indicators" in this earnings release for the definitions and important disclosures regarding these measures.

(4) Organic run rate revenue for 2022 includes businesses acquired as of December 31, 2021, plus Aicel Technologies (for which a definitive acquisition agreement was signed as of December 31, 2021, with closing conditioned upon FiscalNote’s public listing).

(5) Total run rate revenue includes completed acquisitions but does not include any future acquisitions under consideration.

(6) Because of the variability of items impacting net income and unpredictability of future events, management is unable to reconcile without unreasonable effort the Company's forecasted adjusted EBITDA to a comparable GAAP measure.

About FiscalNote

FiscalNote (NYSE: NOTE) is a leading technology provider of global policy and market intelligence. By uniquely combining AI technology, actionable data, and expert and peer insights, FiscalNote empowers customers to manage policy, address regulatory developments, and mitigate global risk. Since 2013, FiscalNote has pioneered technology that delivers mission-critical insights and the tools to turn them into action. Home to CQ, FrontierView, Oxford Analytica, VoterVoice, and many other industry-leading brands, FiscalNote serves approximately 5,000 customers worldwide with global offices in North America, Europe, Asia, and Australia. To learn more about FiscalNote and its family of brands, visit FiscalNote.com and follow @FiscalNote.

Contacts:

Media

Nicholas Graham

FiscalNote

press@fiscalnote.com

Investors

Sara Buda

FiscalNote

IR@fiscalnote.com

Forward-Looking Statements

Certain statements in this press release may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or FiscalNote’s future financial or operating performance. For example, statements regarding FiscalNote’s financial outlook for future periods, expectations regarding profitability, capital resources and anticipated growth in the industry in which FiscalNote operates are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “pro forma,” “may,” “should,” “could,” “might,” “plan,” “possible,” “project,” “strive,” “budget,” “forecast,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements.

Factors that may impact such forward-looking statements include FiscalNote’s ability to effectively manage its growth; changes in FiscalNote’s strategy, future operations, financial position, estimated revenue and losses, forecasts, projected costs, prospects and plans; FiscalNote’s future capital requirements; demand for FiscalNote’s services and the drivers of that demand; FiscalNote’s ability to provide highly useful, reliable, secure and innovative products and services to its customers; FiscalNote’s ability to attract new customers, retain existing customers, expand its products and service offerings with existing customers, expand into geographic markets or identify areas of higher growth; FiscalNote’s ability to successfully identify acquisition opportunities, make acquisitions on terms that are commercially satisfactory, successfully integrate potential acquired businesses and services, and subsequently grow acquired businesses; risks associated with international operations, including compliance complexity and costs, increased exposure to fluctuations in currency exchange rates, political, social and economic instability, and supply chain disruptions; FiscalNote’s ability to develop, enhance, and integrate its existing platforms, products, and services;  FiscalNote’s estimated total addressable market and other industry and performance projections; FiscalNote's reliance on third-party systems and data, its ability to integrate such systems and data with its solutions and its potential inability to continue to support integration; potential technical disruptions, cyberattacks, security, privacy or data breaches or other technical or security incidents that affect FiscalNote’s networks or systems or those of its service providers; FiscalNote’s ability to obtain and maintain accurate, comprehensive, or reliable data to support its products and services; FiscalNote’s ability to introduce new features, integrations, capabilities, and enhancements to its products and services; FiscalNote’s ability to maintain and improve its methods and technologies, and anticipate new methods or technologies, for data collection, organization, and analysis to support its products and services; competition and competitive pressures in the markets in which FiscalNote operates, including larger well-funded companies shifting their existing business models to become more competitive with FiscalNote; FiscalNote’s ability to protect and maintain its brands; FiscalNote’s ability to comply with laws and regulations in connection with selling products and services to U.S. and foreign governments and other highly regulated industries; FiscalNote’s ability to retain or recruit key personnel; FiscalNote’s ability to effectively maintain and grow its research and development team and conduct research and development; FiscalNote’s ability to adapt its products and services for changes in laws and regulations or public perception, or changes in the enforcement of such laws, relating to artificial intelligence, machine learning, data privacy and government contracts; adverse general economic and market conditions reducing spending on our products and services; the outcome of any known and unknown litigation and regulatory proceedings; FiscalNote’s ability to successfully establish and maintain public company-quality internal control over financial reporting; and the ability to adequately protect FiscalNote’s intellectual property rights.

These and other important factors discussed in FiscalNote’s SEC filings, including its most recent reports on Forms 10-K and 10-Q, particularly the "Risk Factors" sections of those reports, could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by FiscalNote and its management, are inherently uncertain. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will occur or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. FiscalNote undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

FISCALNOTE HOLDINGS, INC.

Consolidated Balance Sheets

(in thousands, except shares, and par value)

	December 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$60,388	$32,168
Restricted cash	835	841
Accounts receivable, net	14,909	11,174
Costs capitalized to obtain revenue contracts, net	2,794	2,787
Prepaid expenses	4,315	1,803
Other current assets	2,764	5,525
Total current assets	86,005	54,298

Property and equipment, net	7,325	7,509
Capitalized software costs, net	13,946	7,480
Noncurrent costs capitalized to obtain revenue contracts, net	3,976	2,709
Operating lease assets	21,005	-
Goodwill	194,362	188,768
Customer relationships, net	56,348	61,644
Database, net	21,020	22,357
Other intangible assets, net	28,728	33,728
Other non-current assets	442	-
Total assets	$433,157	$378,493

Liabilities, Temporary Equity and Stockholders' Equity (Deficit)
Current liabilities:
Current maturities of long-term debt	$68	$13,567
Accounts payable and accrued expenses	13,739	15,796
Deferred revenue, current portion	35,569	29,569
Customer deposits	3,252	3,568
Contingent liabilities from acquisitions, current portion	696	1,088
Operating lease liabilities, current portion	6,709	-
Other current liabilities	2,079	5,880
Total current liabilities	62,112	69,468

Long-term debt, net of current maturities	161,980	299,318
Convertible notes - related parties	-	18,295
Deferred tax liabilities	714	3,483
Deferred revenue, net of current portion	918	528
Deferred rent	-	8,236
Contingent liabilities from acquisitions, net of current portion	883	4,016
Sublease loss liability, net of current portion	-	2,090
Lease incentive liability, net of current portion	-	4,440
Operating lease liabilities, net of current portion	29,110	-
Warrant liabilities	18,892	-
Other non-current liabilities	13,858	1,453
Total liabilities	288,467	411,327
Commitment and contingencies (Note 18)
Temporary equity:
Redeemable, convertible preferred stock	-	449,211
Stockholders' equity (deficit):
Class A Common stock ($0.0001 and $0.00001 par value, 1,700,000,000 and 117,592,400 authorized, 123,125,595 and 18,346,466 issued and outstanding at December 31, 2022 and December 31, 2021, respectively)	12	-
Class B Common stock ($0.0001 and zero par value, 9,000,000 and zero authorized, 8,290,921 and zero issued and outstanding at December 31, 2022 and December 31, 2021)	1	-
Additional paid-in capital	846,205	-
Accumulated other comprehensive loss	(785)	(631)
Accumulated deficit	(700,743)	(481,414)
Total stockholders' equity (deficit)	144,690	(482,045)
Total liabilities, temporary equity and stockholders' equity (deficit)	$433,157	$378,493

FISCALNOTE HOLDINGS, INC.

Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except shares and per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
Revenues:
Subscription	$27,336	$20,904	$100,522	$74,002
Advisory, advertising, and other	4,113	3,558	13,243	8,910
Total revenues	31,449	24,462	113,765	82,912
Operating expenses: (1)
Cost of revenues	8,356	7,138	31,937	21,802
Research and development	5,298	6,346	20,736	24,017
Sales and marketing	10,956	8,418	42,678	29,676
Editorial	4,716	3,667	15,956	14,634
General and administrative	18,266	10,292	77,801	32,491
Amortization of intangible assets	2,633	2,708	10,451	9,359
Loss on sublease	-	455	-	1,817
Transaction costs, net	1,138	1,713	2,395	4,698
Total operating expenses	51,363	40,737	201,954	138,494
Operating loss	(19,914)	(16,275)	(88,189)	(55,582)

Interest expense, net	6,069	18,698	95,741	64,800
Change in fair value of warrant and derivative liabilities	5,777	(12,811)	(12,747)	(3,405)
Gain on PPP loan upon extinguishment	-	-	(7,667)	-
Loss on debt extinguishment, net	-	-	45,250	-
Loss contingency	11,700	-	11,700	-
Other expense, net	(498)	(51)	1,045	333
Net loss before income taxes	(42,962)	(22,111)	(221,511)	(117,310)
Benefit from income taxes	(418)	(1,152)	(3,254)	(7,889)
Net loss	(42,544)	(20,959)	(218,257)	(109,421)
Other comprehensive income (loss)	1,623	(22)	(154)	(568)
Total comprehensive loss	$(40,921)	$(20,981)	$(218,411)	$(109,989)

Net loss	$(42,544)	$(20,959)	$(218,257)	$(109,421)
Deemed contribution (dividend)	-	20,739	(26,570)	(197,511)
Net loss used to compute basic and diluted loss per share	$(42,544)	$(220)	$(244,827)	$(306,932)

Earnings per share attributable to common shareholders:
Basic and Diluted	$(0.32)	$(0.01)	$(3.68)	$(19.80)
Weighted average shares used in computing earnings per shares attributable to common shareholders:
Basic and Diluted	131,086,309	18,020,727	66,513,704	15,503,829
(1) Amounts include stock-based compensation expenses, as follows:
	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
Cost of revenues	$45	$7	$81	$16
Research and development	398	61	1,007	277
Sales and marketing	(66)	50	762	147
Editorial	43	22	603	89
General and administrative	6,759	323	35,594	481

FISCALNOTE HOLDINGS, INC.

Consolidated Statements of Cash Flows

(in thousands)

	Years Ended December 31,
	2022	2021
Operating Activities:
Net loss	$(218,257)	$(109,421)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,238	1,177
Amortization of intangible assets and capitalized software development costs	19,545	15,203
Amortization of deferred costs to obtain revenue contracts	2,786	2,610
Non-cash operating lease expense	6,614	-
Stock-based compensation	38,047	1,010
Non-cash earnout expense	(238)	1,718
Loss contingency	11,700	-
Bad debt expense	142	254
Change in fair value of acquisition contingent consideration	(2,121)	434
Change in fair value of derivative liabilities	3,090	(3,407)
Change in fair value of warrant liabilities	(15,837)	-
Deferred income tax benefit	(3,076)	(6,630)
Paid-in-kind interest, net	10,958	37,345
Other non-cash expenses	260	-
Non-cash interest expense	52,044	21,692
Loss on debt extinguishment, net	45,250	-
Loss on sublease	-	1,817
Gain on PPP loan forgiveness	(7,667)	-
Changes in operating assets and liabilities:
Accounts receivable, net	(3,941)	1,066
Prepaid expenses and other current assets	422	(3,598)
Costs capitalized to obtain revenue contracts, net	(4,129)	(4,199)
Other non-current assets	(395)	-
Accounts payable and accrued expenses	(2,113)	3,953
Deferred revenue	4,780	2,770
Customer deposits	93	1,403
Other current liabilities	(1,938)	291
Deferred rent	-	266
Contingent liabilities from acquisitions, net of current portion	(1,567)	-
Lease liabilities	(8,589)	-
Sublease loss liability, net of current portion	-	(2,480)
Lease incentive liability, net of current portion	-	(528)
Other non-current liabilities	274	208
Net cash used in operating activities	(72,625)	(37,046)

Investing Activities:
Capital expenditures	(11,367)	(5,570)
Cash paid for business acquisitions, net of cash acquired	1,125	(43,626)
Net cash used in investing activities	(10,242)	(49,196)

Financing Activities:
Proceeds from Business Combination	175,000	-
Issuance costs of common stock	(45,242)	-
Proceeds from long-term debt, net of issuance costs	166,014	61,165
Principal payments of long-term debt	(189,105)	-
Proceeds from exercise of public warrants	4,498	-
Proceeds from exercise of stock options	453	516
Repurchase of common stock	(88)	-
Net proceeds from issuance of preferred stock		12,626
Net cash provided by financing activities	111,530	74,307

Effects of exchange rates on cash	(449)	(76)

Net change in cash, cash equivalents, and restricted cash	28,214	(12,011)
Cash, cash equivalents, and restricted cash, beginning of period	33,009	45,020
Cash, cash equivalents, and restricted cash, end of period	$61,223	$33,009

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with GAAP, we use certain non-GAAP financial measures to clarify and enhance our understanding, and aid in the period-to-period comparison, of our performance. Where applicable, we provide reconciliations of these non-GAAP measures to the corresponding most closely related GAAP measure. Investors are encouraged to review the reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure. While we believe that these non-GAAP financial measures provide useful supplemental information, non-GAAP financial measures have limitations and should not be considered in isolation from, or as a substitute for, their most comparable GAAP measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be comparable to similarly titled measures of other companies due to potential differences in their financing and accounting methods, the book value of their assets, their capital structures, the method by which their assets were acquired and the manner in which they define non-GAAP measures.

Adjusted Revenue

Adjusted revenue represents revenue adjusted to include amounts that would have been recognized if deferred revenue was not adjusted to fair value in connection with acquisition accounting. Adjusted revenue is presented because we use this measure to evaluate performance of our business against prior periods and believe it is useful for investors as an indicator of the underlying performance of our business. Adjusted revenue is not a recognized term under U.S. GAAP. Adjusted revenue does not represent revenues, as that term is defined under GAAP, and should not be considered as an alternative to revenues as an indicator of our operating performance. Adjusted revenue as presented herein is not necessarily comparable to similarly titled measures presented by other companies.

Adjusted Gross Profit and Adjusted Gross Profit Margin

We define Adjusted Gross Profit as Adjusted Revenue minus cost of revenues, before amortization of intangible assets that are included in costs of revenues. We define Adjusted Gross Profit Margin as Adjusted Gross Profit divided by Adjusted Revenues.

We use Adjusted Gross Profit and Adjusted Gross Profit Margin to understand and evaluate our core operating performance and trends. We believe these metrics are useful measures to us and to our investors to assist in evaluating our core operating performance because they provide consistency and direct comparability with our past financial performance and between fiscal periods, as the metrics eliminate the non-cash effects of amortization of intangible assets and deferred revenue, which are non-cash impacts that may fluctuate for reasons unrelated to overall operating performance.

Adjusted Gross Profit and Adjusted Gross Profit Margin have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. They should not be considered as replacements for gross profit and gross profit margin, as determined by GAAP, or as measures of our profitability. We compensate for these limitations by relying primarily on our GAAP results and using non-GAAP measures only for supplemental purposes. Adjusted Gross Profit and Adjusted Gross Profit Margin as presented herein are not necessarily comparable to similarly titled measures presented by other companies.

EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures. EBITDA represents earnings before interest expense, income taxes, depreciation and amortization. Adjusted EBITDA reflects further adjustments to EBITDA to exclude certain non-cash items and other items that management believes are not indicative of ongoing operations. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by Adjusted Revenue.

We disclose EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin herein because these non-GAAP measures are key measures used by management to evaluate our business, measure our operating performance and make strategic decisions. We believe that EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are useful for investors and others in understanding and evaluating our operating results in the same manner as management. EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are not financial measures calculated in accordance with GAAP and should not be considered as substitutes for net loss, net loss before income taxes, or any other operating performance measure calculated in accordance with GAAP. Using these non-GAAP financial measures to analyze our business would have material limitations because the calculations are based on the subjective determination of management regarding the nature and classification of events and circumstances that investors may find significant. In addition, although other companies in our industry may report measures titled EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin or similar measures, such non-GAAP financial measures may be calculated differently from how we calculate non-GAAP financial measures, which reduces their comparability. Because of these limitations, you should consider EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin alongside other financial performance measures, including net income and our other financial results presented in accordance with GAAP.

Adjusted Revenues

The following table presents our calculation of Adjusted Revenues for the periods presented, and a reconciliation of this measure to our GAAP revenues for the same periods:

	Three Months Ended December 31,		Years Ended December 31,
(In thousands)	2022	2021	2022	2021
Subscription revenue	$27,336	$20,904	$100,522	$74,002
Deferred revenue adjustment	43	1,225	1,896	2,758
Adjusted subscription revenue	27,379	22,129	102,418	76,760
Advisory, advertising, and other revenue	4,113	3,558	13,243	8,910
Adjusted Revenues	$31,492	$25,687	$115,661	$85,670

Adjusted Gross Profit and Adjusted Gross Profit Margin

The following table presents our calculation of Adjusted Gross Profit and Adjusted Gross Profit Margin for the periods presented:

	Three Months Ended December 31,		Years Ended December 31,
(In thousands)	2022	2021	2022	2021
Adjusted Revenues	$31,492	$25,687	$115,661	$85,670
Costs of revenue	(8,356)	(7,138)	(31,937)	(21,802)
Amortization of intangible assets	2,430	1,767	9,094	5,844
Adjusted Gross Profit	$25,566	$20,316	$92,818	$69,712
Adjusted Gross Profit Margin	81%	79%	80%	81%

EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin

The following table presents our calculation of EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin for the periods presented:

	Three Months Ended December 31,		Years Ended December 31,
(In thousands)	2022	2021	2022	2021
Net loss	$(42,544)	$(20,959)	$(218,257)	$(109,421)
Benefit from income taxes	(418)	(1,152)	(3,254)	(7,889)
Depreciation and amortization	5,409	4,782	20,783	16,380
Interest expense, net	6,069	18,698	95,741	64,800
EBITDA	(31,484)	1,369	(104,987)	(36,130)
Deferred revenue adjustment (a)	43	1,225	1,896	2,758
Stock-based compensation	7,179	463	38,047	1,010
Change in fair value of warrant and derivative liabilities (b)	5,778	(12,811)	(12,747)	(3,405)
Loss on debt extinguishment, net	-	-	45,250	-
Other non-cash (gains) charges (c)	217	1,562	(9,069)	3,969
Acquisition related costs (d)	178	367	1,181	2,054
Employee severance costs	426	120	575	180
Non-capitalizable debt raising costs	-	-	403	584
Other infrequent costs (e)	-	29	20	1,484
Costs incurred related to the transaction (f)	743	239	2,993	1,128
Loss contingency (g)	11,702	-	11,988	-
Adjusted EBITDA	$(5,218)	$(7,437)	$(24,450)	$(26,368)
Adjusted EBITDA Margin	(17)%	(29)%	(21)%	(31)%
(a)
Reflects deferred revenue fair value adjustments arising from the purchase price allocation in connection with the 2021 Acquisitions.
(b)
Reflects the non-cash impact from the mark to market adjustments on our warrant and derivative liabilities.
(c)
Reflects the non-cash impact of the following: (i) gain of $1,320 in the first quarter of 2022, charge of $271 in the second quarter of 2022, gain of $948 in the third quarter of 2022, charge of $217 in the fourth quarter of 2022, charge of $1,045 in the third quarter of 2021, and charge of $1,107 in the fourth quarter of 2021 from the change in fair value related to the contingent consideration and contingent compensation related to the 2021 Acquisitions, respectively, (ii) gain of $7,667 related to the partial forgiveness of our PPP Loan during the first quarter of 2022, (iii) $378 impairment charge recognized in the first quarter of 2022 related to the abandonment of one of our leases upon adoption of ASC 842 on January 1, 2022, and (iv) loss from modification to a sub-lease in April 2021 for $1,362 and a loss from a lease abandonment in the fourth quarter of 2021 for $455.
(d)
Reflects the costs incurred to identify, consider, and complete business combination transactions consisting of advisory, legal, and other professional and consulting costs, including $636 of costs incurred during the first three quarters of 2021 related to acquisitions we did not consummate and presented in general and administrative expense. Includes a $500 charge we recognized related to a discretionary bonus paid to certain employees of Predata during the second quarter of 2022.
(e)
Reflects (i) costs incurred related to litigation we believe to be outside of our normal course of business totaling $246 during the first quarter of 2021, $372 during the second quarter of 2021, $251 during the third quarter of 2021, $29 during the fourth quarter of 2021, and $20 during the first quarter of 2022, respectively, (ii) costs to satisfy sales tax remittances incurred totaling $506 during the second quarter of 2021, and (iii) costs incurred related to our adoption of ASC 606 totaling $80 during the first quarter of 2021.
(f)
Includes non-capitalizable transaction costs associated with the Business Combination.
(g)
Reflects (i) $11,700 non-cash loss contingency recognized related to the previously disclosed term sheet we entered into with GPO FN Noteholder LLC we recorded in the fourth quarter of 2022 and (ii) $288 of legal costs incurred related to the proposed term sheet with GPO FN Noteholder LLC, of which $286 was recognized in the third quarter of 2022 and $2 was recognized in the fourth quarter of 2022.

Key Performance Indicators

We also monitor the following key performance indicators to evaluate growth trends, prepare financial projections, make strategic decisions, and measure the effectiveness of our sales and marketing efforts. Our management team assesses our performance based on these key performance indicators because it believes they reflect the underlying trends and indicators of our business and serve as meaningful indicators of our continuous operational performance.

Annual Recurring Revenue (“ARR”)

Approximately 90% of our revenues are subscription based, which leads to high revenue predictability. Our ability to retain existing subscription customers is a key performance indicator that helps explain the evolution of our historical results and is a leading indicator of our revenues and cash flows for subsequent periods. We use ARR as a measure of our revenue trend and an indicator of our future revenue opportunity from existing recurring subscription customer contracts. We calculate ARR on a parent account level by annualizing the contracted subscription revenue, and our total ARR as of the end of a period is the aggregate thereof. ARR is not adjusted for the impact of any known or projected future customer cancellations, upgrades or downgrades, or price increases or decreases. The amount of actual revenue that we recognize over any 12-month period is likely to differ from ARR at the beginning of that period, sometimes significantly. This may occur due to timing of the revenue bookings during the period, cancellations, upgrades, or downgrades and pending renewals. ARR should be viewed independently of revenue as it is an operating metric and is not intended to be a replacement or forecast of revenue. Our calculation of ARR may differ from similarly titled metrics presented by other companies.

Run-Rate Revenue

Management also monitors run-rate revenue, which we define as ARR plus non-subscription revenue earned during the last 12 months. We believe run-rate revenue is an indicator of our total revenue growth, incorporating the non-subscription revenue that we believe is a meaningful contribution to our business as a whole. Although our non-subscription business is non-recurring, we regularly sell different advisory services to repeat customers. The amount of actual subscription and non-subscription revenue that we recognize over any 12-month period is likely to differ from run-rate revenue at the beginning of that period, sometimes significantly.

Net Revenue Retention (“NRR”)

Our NRR, which we use to measure our success in retaining and growing recurring revenue from our existing customers, compares our recognized recurring revenue from a set of customers across comparable periods. We calculate our NRR for a given period as ARR at the end of the period minus ARR contracted from new clients for which there is no historical revenue booked during the period, divided by the beginning ARR for the period. We calculate NRR at a parent account level. Customers from acquisitions are not included in NRR until they have been part of our consolidated results for 12 months. Accordingly, the 2022 Acquisitions are not included in our NRR for the year ended December 31, 2022 and the 2021 Acquisitions are not included in our NRR for the year ended December 31, 2021. Our calculation of NRR for any fiscal period includes the positive recurring revenue impacts of selling additional licenses and services to existing customers and the negative recognized recurring revenue impacts of contraction and attrition among this set of customers. Our NRR may fluctuate as a result of a number of factors, including the growing level of our revenue base, the level of penetration within our customer base, expansion of products and features, and our ability to retain our customers.